Exhibit 16


                      [LETTERHEAD OF MOORE STEPHENS, P.C.]



January 8, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by CSI Computer Specialists, Inc. (the copy of the facsimile received containing such statements is attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January 1999. We agree with the statement made concerning our firm in such Form 8-K.

Very truly yours,

/s/ Moore Stephens, P.C.

Moore Stephens, P.C.